UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 12, 2013

CASPIAN SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-33215	87-0617371
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

2319 Foothill Boulevard, Suite 160, Salt Lake City, Utah
(Address of principal executive offices)

84109
(Zip code)

(801) 746-3700
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

As previously disclosed in the Current Report on Form 8-K filed on September 5, 2013 by the Company with the Securities and Exchange Commission (the “Commission”), effective September 1, 2013, Hansen, Barnett and Maxwell, P.C. (“HBM”) resigned as the independent registered public accounting firm of Caspian Services, Inc. (the “Company”).

On September 12, 2013, the Company engaged Haynie & Company, P.C., (“Haynie”), as its independent registered public accounting firm.  The decision to engage Haynie was approved by the Company’s board of directors.  During the fiscal years ended September 30, 2012 and 2011 and during any subsequent interim period preceding the date of engagement, neither the Company, nor anyone acting on its behalf, consulted with Haynie regarding:

•
the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s financial statements, and no written report was provided to the Company nor was oral advice rendered that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

•	any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASPIAN SERVICES, INC.

Date: September 13, 2013	By:	/s/ Alexey Kotov
Alexey Kotov
Chief Executive Officer

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